Exhibit 10.4

Subordinated Note

July 31, 2006

For Value Received, the undersigned, JBH Receivables LLC, a Delaware limited liability company (the “Buyer”), promises to pay to J.B. Hunt Transport, Inc. (“Transport”), a Georgia corporation (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the principal sum of the aggregate unpaid purchase price of all Receivables purchased from time to time by the Buyer from the Originator pursuant to such Purchase Agreement, as such unpaid purchase price is shown in the records of the Originator.

1. Purchase Agreement.  This promissory note (this “Subordinated Note”) is the Subordinated Note described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement dated as of the date hereof (as the same may be amended or otherwise modified from time to time, the “Purchase Agreement”), by and between the Originator and the Buyer.  Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of the Originator and the Buyer.

2. Definitions.  Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement and in Schedule I to the Receivables Sale Agreement dated as of the date hereof among the, the Originator, the Buyer, Windmill Funding Corporation (“Windmill”) and ABN AMRO Bank N.V., as Agent for the Purchasers and the Committed Purchasers party thereto (the “Committed Purchasers”) (as it may be amended or otherwise modified from time to time, the “Receivables Sale Agreement”).  In addition, as used herein, the following terms have the following meanings:

Bankruptcy Proceedings:  As defined in clause (b) of paragraph 9 hereof.

Final Maturity Date:  The forty-fifth (45th) day following the Final Payout Date.

Final Payout Date:  means the date on which all amounts payable to the Agent and the Purchasers under the Receivables Sale Agreement have been paid in full and the Aggregate Commitment has been terminated.

Interest Period:  The period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.

Senior Interest:  Collectively, (i) the obligation of the Buyer and the Collection Agent to set aside, and to turn over, Collections and other proceeds of the Receivables and other collateral pledged to the Agent for the benefit of the Committed Purchasers pursuant to the Receivables Sale Agreement and (ii) all other obligations of the Buyer that are due and payable to any Senior Interest Holder under the Receivables Sale Agreement, together with all interest accruing on any such amounts after the commencement of any Bankruptcy Proceedings (as defined herein), notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer of anyone else, to collect such interest.

Senior Interest Holders:  Collectively, the Purchasers, the Agent, the other Windmill Funding Sources and the Indemnified Parties (as defined in Section 6.1 of the Receivables Sale Agreement).

3. Interest.  Subject to the provisions set forth below, the Buyer promises to pay interest on this Subordinated Note as follows:

(a) Prior to the Final Payout Date, the aggregate unpaid purchase price owing to the Originator under the Purchase Agreement from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the LIBOR as in effect from time to time on the first Business Day of each Settlement Period, as determined by the Originator, plus (a) the “Eurodollar Margin” as set forth in that certain Senior Revolving Credit Facility Agreement dated as of April 27, 2005, as amended, among the Parent, various commercial banking institutions, Bank of America, N.A., as Administrative Agent, and various other parties thereto, plus (b) .60%; and

(b) From (and including) the Final Payout Date to (but excluding) the date on which the entire aggregate unpaid purchase price owing to the Originator under the Purchase Agreement is fully paid, the aggregate unpaid purchase price owing to the Originator under the Purchase Agreement from time to time outstanding shall bear interest at a rate per annum equal to the LIBOR as in effect from time to time on the first Business Day of each Settlement Period, as determined by the Originator, plus (a) the “Eurodollar Margin” as set forth in that certain Senior Revolving Credit Facility Agreement dated as of April 27, 2005, as amended, among the Parent, various commercial banking institutions, Bank of America, N.A., as Administrative Agent, and various other parties thereto, plus (b) .60%;

but in no event in excess of the maximum rate permitted by law.  In this event that, contrary to the intent of the Originator and Buyer, Buyer pays interest hereunder and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder.

4. Interest Payment Dates.  Subject to the provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

5. Basis of Computation.  Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360 day year and actual days elapsed.

6. Principal Payment Dates.  Subject to the provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

(a) The principal amount of this Subordinated Note shall be reduced from time to time pursuant to Sections 3.2 of the Purchase Agreement;

(b) The entire remaining outstanding balance of this Subordinated Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid on any Business Day without premium or penalty.

7. Payments.   All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

8. Enforcement Expenses.  In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Buyer agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9. Provisions Regarding Restrictions on Payment.  The Buyer covenants and agrees, and the Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of, and interest on, this Subordinated Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

(a) No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is permitted under the Purchase Agreement and the Receivables Sale Agreement;

(b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect to this Subordinated Note.  In order to implement the foregoing, the Originator hereby irrevocably agrees that the Agent, in the name of the Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and the file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c) In the event that the Originator receives any payment or other distribution of any kind or character from the Buyer or from other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by the Originator to the Agent (for the benefit of the Senior Interest Holders) forthwith;

(d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Originator shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash.  Upon the occurrence of the Final Payout Date, the Originator shall be subrogated to the then existing rights of the Senior Interest Holders, if any;

(e) The Provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders on the other hand.  Nothing contained in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Originator, the Buyer’s obligation, which is unconditional and absolute, to pay the Originator the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect then relative rights of the Originator and creditors of the Buyer (other than the Senior Interest Holders);

(f) The Originator shall not, until the Senior Interests have been paid and performed in full and in cash, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Subordinated Note or any rights in respect hereof;

(g) The Originator shall not, without the advance written consent of the Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Final Payout Date shall have occurred;

(h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i) The Originator hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(j) These provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Agent or the Purchaser may proceed to enforce such provisions on behalf of each of such Persons.

10. General.  (a) No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power of right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Originator and (ii) all consent required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

(b) The Originator hereby agrees that it will not (i) institute against, join any other Person in instituting against or take any action, direct or indirect, in furtherance or contemplation of instituting against, the Buyer any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action or (ii) exercise any right of set-off or recoupment, or assert any counterclaim, against the Buyer, in each case so long as there shall not have elapsed one year and one day since the Final Payout Date has occurred.

(c) The Originator expressly recognizes and agrees that the obligations represented by this Subordinated Note are not secured by any interest in any of the assets of the Buyer, including, without limitation, any Receivables or Related Security.

11. No Negotiation.  This Subordinated Note is not negotiable.  Any purported sale, transfer, assignment or negotiation of this Subordinated Note shall be void without the prior written consent of ABN AMRO Bank N.V., as Agent.

12. Governing Law.  This Promissory Note shall be deemed to be a contract made under and governed by the laws of the State of New York.

13. Captions.  Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

JBH RECEIVABLES LLC
By:
Name:
Title:

s-1